Pursuant to the power vested in me by Donald Glickman in the Virginia General Durable Power of Attorney, dated January 28, 2005, I hereby delegate all of the powers granted to me thereunder to:

         Catherine D'Amico, 55 Great Wood Circle, Fairport, New York 14450.

This delegation shall continue until the sooner to occur of February 15, 2005 or its written revocation.

Signed this 3rd day of February, 2005.


/s/ Maureen E. Mulholland
------------------------------------
Maureen E. Mulholland


                   VIRGINIA GENERAL DURABLE POWER OF ATTORNEY


                    THE POWERS YOU GRANT BELOW ARE EFFECTIVE
                   EVEN IF YOU BECOME DISABLED OR INCOMPETENT


NOTICE: THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING. THEY ARE EXPLAINED IN THE UNIFORM STATUTORY FORM POWER OF ATTORNEY ACT. IF YOU HAVE ANY QUESTIONS ABOUT THESE POWERS, OBTAIN COMPETENT LEGAL ADVICE. THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL AND OTHER HEALTH-CARE DECISIONS FOR YOU. YOU MAY REVOKE THIS POWER OF ATTORNEY IF YOU LATER WISH TO DO SO. THIS POWER OF ATTORNEY IS EFFECTIVE IMMEDIATELY AND WILL CONTINUE TO BE EFFECTIVE EVEN IF YOU BECOME DISABLED, INCAPACITATED, OR INCOMPETENT.

I, Donald Glickman, Rockburn Farm, 2224 Crenshaw Road, Marshall, Virginia 20115, appoint Maureen E. Mulholland, Esq., 26 County Clare Crescent, Fairport, NY 14450, as my Agent (attorney-in-fact) to act for me in the following capacity:

The execution on my behalf of any Form 4 filing, Statement of Changes of Beneficial Ownership of Securities, required to be filed by the Securities and Exchange Commission from November 4, 2004 until November 30, 2004 with respect to any transaction involving a change in my beneficial ownership of the stock of Monro Muffler Brake, Inc.



THIS POWER OF ATTORNEY IS EFFECTIVE IMMEDIATELY AND WILL CONTINUE UNTIL THE SOOONER TO OCCUR OF DECEMBER 1, 2004 OR ITS REVOCATION.

THIS POWER OF ATTORNEY SHALL BE CONSTRUED AS A GENERAL DURABLE POWER OF ATTORNEY AND SHALL CONTINUE TO BE EFFECTIVE EVEN IF I BECOME DISABLED, INCAPACITATED, OR INCOMPETENT.


AUTHORITY TO DELEGATE. My Agent shall have the right by written instrument to delegate any or all of the foregoing powers involving discretionary decision-making to any person or persons whom my Agent may select, but such delegation may be amended or revoked by any agent (including any successor) named by me who is acting under this power of attorney at the time of reference.

CHOICE OF LAW. THIS POWER OF ATTORNEY WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES. IT WAS EXECUTED IN THE COMMONWEALTH OF VIRGINIA AND IS INTENDED TO BE VALID IN ALL JURISDICTIONS OF THE UNITED STATES OF AMERICA AND ALL FOREIGN NATIONS.


I am fully informed as to all the contents of this form and understand the full import of this grant of powers to my Agent.


I agree that any third party who receives a copy of this document may act under it. Revocation of the power of attorney is not effective as to a third party until the third party learns of the revocation. I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.

Signed this 4th day of November, 2004



/s/ Donald Glickman
--------------------------------
Donald Glickman



###-##-####
--------------------------------
[Your Social Security Number]

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                 CERTIFICATE OF ACKNOWLEDGMENT OF NOTARY PUBLIC


COMMONWEALTH OF VIRGINIA
COUNTY OF ARLINGTON

This document was acknowledged before me on this 4th day of November , 2004 by Donald Glickman. [Notary Seal, if any]:


                                 /s/ Kathryn K. Hicks
                                 ----------------------------------------
                                 (Signature of Notarial Officer)

                                 Notary Public for the Commonwealth of Virginia

                                 My commission expires: 2/28/05


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                             ACKNOWLEDGMENT OF AGENT


BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, THE AGENT ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.





/s/ Maureen E. Mulholland
-------------------------------
Maureen E. Mulholland








STATE OF NEW YORK
COUNTY OF MONROE     SS.:

         On the 3rd day of February, 2005, before me, personally appeared Maureen E. Mulholland personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


/s/ Kimberly A. Rudd
--------------------------------------------
Notary Public


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                            ACKNOWLEDGEMENT OF AGENT

By accepting or acting under the appointment, the agent assumes the fiduciary and other legal responsibilities of an agent.

/s/ Catherine D'Amico                               February 3, 2005
---------------------                               -----------------
Catherine D'Amico                                        Date